UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No.1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2019

ROYAL GOLD, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13357	84-0835164
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1144 15th Street, Suite 2500, Denver, CO	80202-1132
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 303-573-1660

1660 Wynkoop Street, Suite 1000, Denver, CO 80202-1132

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock $0.01 Par Value	RGLD	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On October 15, 2019, Royal Gold, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) to disclose that on October 11, 2019, the Company’s Board of Directors (the “Board”) appointed Paul Libner as Chief Financial Officer and Treasurer, Randy Shefman as Vice President and General Counsel, and Mark Isto as Executive Vice President and Chief Operating Officer, Royal Gold Corporation, each effective as of January 2, 2020, and that Bruce Kirchhoff submitted his resignation as Vice President, General Counsel and Secretary of the Company, also effective as of January 2, 2020.

This Amendment No. 1 amends the Original 8-K to disclose the entry of Messrs. Libner, Shefman, and Isto (each an “Executive”) into employment agreements with the Company, the entry by Mr. Kirchhoff into a retirement agreement and a release of claims with the Company on January 1, 2020 (the “Retirement Agreement”), and compensation matters related to these events. The disclosure included in the Original 8-K otherwise remains unchanged.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the management transitions disclosed in the Original 8-K, the Board approved a new form of employment agreement for executives other than the Chief Executive Officer (the “Executive Employment Agreement”). On January 2, 2020, each of Messrs. Libner, Shefman, and Isto entered into employment agreements on the terms and conditions of the Executive Employment Agreement.

Mr. Isto’s new employment agreement (the “2020 Isto Employment Agreement”) supersedes and replaces the 2019 Isto Employment Agreement disclosed in the Form 8-K filed on February 20, 2019.  The 2020 Isto Employment Agreement was entered into with Royal Gold Corporation, a wholly-owned subsidiary of the Company, is governed by the laws of the Province of Ontario, Canada, and therefore includes certain variations from the form of Executive Employment Agreement that are necessary or appropriate to conform to such laws.

The Executive Employment Agreement has a one-year term, which will automatically renew for four consecutive one-year periods unless either the Company or the Executive timely elects for non-renewal. The annual base salary of each Executive is reflected below and may be increased annually as determined by the Board or its Compensation, Nominating and Governance Committee (the “CNGC”).

Officer	Base Salary
Paul Libner	$340,000
Randy Shefman	$325,000
Mark Isto	$485,000

Each Executive will be eligible to receive annual incentive compensation, to participate in the Company’s long-term equity incentive plan, to participate in the Company’s employee benefit plans and programs, and to receive fringe benefits made available to similarly situated executive officers.

Each Executive is eligible to receive severance compensation upon an involuntary termination of employment without “cause” or a voluntary termination of employment for “good reason” (in each case, as defined in the Executive Employment Agreement), or if the Company elects not to renew the employment term during the four-year renewal period. If such termination or non-renewal does not occur within two years after a “change of control,” the Executive will be entitled to the sum of one times his base salary, one times his average annual cash incentive bonus for the prior three fiscal years, and accrued obligations due to the Executive. If such termination or non-renewal occurs within two years after a “change of control,” the Executive will be entitled to one and one-half times his then base salary, one and one-half times his average annual cash incentive bonus for the prior three fiscal years, and certain continued employee benefits for twelve months.

The Executive will be restricted from competing against the Company or soliciting the Company’s employees, customers or business relationships for a period of twelve months following termination of employment with the Company.

The foregoing description of the Executive Employment Agreement is qualified in its entirety by reference to the full text of the form of Executive Employment Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.  The description of Mr. Isto’s employment agreement is qualified in its entirety by reference to the full text of the 2020 Isto Employment Agreement, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

In connection with the appointment of Messrs. Libner, Shefman and Isto to the offices described above, the CNGC awarded the Executives equity having the aggregate grant date value described below, divided equally between stock-settled stock appreciation rights, restricted stock (Messrs. Libner and Shefman) or restricted stock units (Mr. Isto), gold equivalent ounce performance shares, and one- and three-year total shareholder return performance shares, each with terms and conditions substantially as described in the Company’s definitive proxy statement filed on October 7, 2019.

Grant Date
Officer	Equity Value
Paul Libner	$156,000
Randy Shefman	$106,000
Mark Isto	$50,000

Kirchhoff Retirement Agreement

The Retirement Agreement sets forth the terms and conditions of Mr. Kirchhoff’s separation of service from the Company. The Retirement Agreement is expected to become effective following expiration of the seven-day revocation period provided under the release of claims.

The foregoing description of the Retirement Agreement is qualified in its entirety by reference to the full text of the Retirement Agreement, a copy of which is attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

On January 1, 2020, in recognition of Mr. Kirchhoff’s dedicated service to the Company and the Board, the CNGC determined to make a short-term cash incentive award of $177,500 recognizing his service during fiscal year 2020, and to accelerate vesting of certain unvested incentive stock options, stock-settled stock appreciation rights, and performance stock, subject to expiration of the revocation period set forth in the release of claims. A description of Mr. Kirchhoff’s outstanding awards is set forth in in the Company’s definitive proxy statement filed on October 7, 2019 under the captions “Compensation Discussion and Analysis” and “Outstanding Equity Awards at 2019 Fiscal Year End.”

Item 9.01      Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Executive Employment Agreement entered into by and between Royal Gold, Inc. and Paul Libner and Randy Shefman.
10.2	Employment Agreement by and between Royal Gold Corporation and Mark Isto effective January 2, 2020
10.3	Retirement Agreement between Royal Gold, Inc. and Bruce Kirchhoff, dated January 1, 2020.
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Royal Gold, Inc.
(Registrant)

Dated: January 3, 2020	By:	/s/ Randy Shefman
		Name:	Randy Shefman
		Title:	Vice President and General Counsel

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